EXHIBIT 21.1
                    Subsidiaries of Triton Energy Limited



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NAME                                                          JURISDICTION
                                                              OF ORGANIZATION

Triton Energy Corporation                                     Delaware
Inlet Oil & Minerals (U.K.) Limited                           United Kingdom
Inlet North Sea Corporation                                   Delaware
Triton Exploration (NZ) Limited                               New Zealand
Triton Air Holdings, Inc.                                     Delaware
Central BLF, Inc.                                             Texas
Servion, Inc.                                                 Delaware
Triton Development Corporation                                Delaware
Triton Exploration Services, Inc. (also d/b/a Triton Energy)  Delaware
North Central Aviation, Inc.                                  Delaware
WWS Viators Corporation                                       Delaware
Triton Argentina, Inc.                                        Cayman Islands
Triton Colombia, Inc.                                         Cayman Islands
Triton Guatemala S.A                                          British Virgin Islands
Triton Indonesia, Inc.                                        Delaware
Triton Oil Company of Thailand                                Texas
Triton Oil Co. of Thailand (JDA) Limited                      Cayman Islands
Triton Oil & Gas Corp.                                        Delaware
Triton Holdings (UK) Ltd.                                     United Kingdom
Triton Oil (G.B.) Ltd.                                        United Kingdom
Triton Resources (UK) Ltd.                                    United Kingdom
Triton Resources Argentina, Inc.                              Cayman Islands
Triton International Oil Corporation                          Delaware
Triton Algeria, Inc.                                          Cayman Islands
Triton Angola, Inc.                                           Cayman Islands
Triton Cambodia, Inc.                                         Cayman Islands
Triton China, Inc. LLC                                        Cayman Islands
Triton China Resources, Inc.                                  Cayman Islands
Triton Ecuador, Inc. LLC                                      Cayman Islands
Triton Equatorial Guinea, Inc.                                Cayman Islands
Triton Indonesia Resources, Inc.                              Cayman Islands
Triton International Finance, Inc.                            Cayman Islands
Triton International Oil Corporation                          Cayman Islands
Triton Italy, Inc.                                            Cayman Islands
Triton Oil Company of Malaysia, Inc.                          Cayman Islands
Triton Oman, Inc.                                             Cayman Islands
Triton Pipeline Colombia, Inc.                                Cayman Islands
Triton Resources Colombia, Inc.                               Cayman Islands
Triton International Petroleum, Inc.                          Cayman Islands
Triton Oil (Holdings) Pty. Limited                            Australia
TEUR Ltd.                                                     United Kingdom
Triton Mediterranean Oil & Gas N.V.                           Netherlands

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